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                                                                       EXHIBIT 5


                      [CMS ENERGY CORPORATION LETTERHEAD]

                                January 21, 1999



CMS Energy Corporation
Fairlane Plaza South
330 Town Center Drive
Suite 1100
Dearborn, MI  48126

Ladies and Gentlemen:

             I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation ("CMS Energy" or the "Company"), and have acted as such in connection with the Registration Statement on Form S-3 (the "462(b) Registration Statement") which is to be filed by the Company on January 21, 1999 under Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registration Statement on Form S-3 (the "Effective Registration Statement" and together with the 462(b) Registration Statement, the "Registration Statement") of the Company (File No. 333-68933) filed with the Securities and Exchange Commission (the "Commission") on December 15, 1998. The 462(b) Registration Statement relates to the additional registration under the Securities Act of $80,000,000 aggregate public offering price of senior debt securities (the "Notes") of CMS Energy. The offered securities are sometimes referred to as the "Securities." The Notes are to issued pursuant to an Indenture, dated as of September 15, 1992, as amended by subsequent supplemental indentures and as further amended by the Seventh Supplemental Indenture, dated as of January 25, 1999, between CMS Energy and NBD Bank, a Michigan banking corporation, as trustee (the "Trustee"). Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

             This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

             In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of

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all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

                  Based on the foregoing, it is my opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Michigan.

                  2. The Notes will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Indenture shall have been qualified under the Trust Indenture Act and duly executed and delivered by the Company and Indenture Trustee; (iii) an appropriate prospectus supplement with respect to the Notes shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iv) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Notes, as contemplated by the Registration Statement and Indenture; (v) the supplemental indenture under which the Notes are to be issued shall have been duly executed and authenticated as provided in the Indenture and such resolutions; and (vi) the Notes shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

                  For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

                  I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Securities.

                  I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.

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                  I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-3 relating to the Notes and to all references to me included in or made a part of the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ MICHAEL D. VAN HEMERT
                                            ---------------------------
                                            Michael D. Van Hemert

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